Exhibit 4.24

EXECUTION VERSION

AMENDMENT NO. 2 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 2 TO MARGIN LOAN AGREEMENT (this “Amendment”) is made as of December 19, 2014 by and among the parties to the Margin Loan Agreement dated as of December 21, 2012 (as heretofore amended or modified, the “Margin Loan Agreement”) among Teekay Finance Limited, a Bermuda exempted company (“Borrower”), the lenders party thereto, and Citibank, N.A., as administrative agent (in such capacity, “Administrative Agent”), and Teekay Corporation, a corporation organized under the laws of the Republic of the Marshall Islands, as guarantor under the related guarantee agreement (“Guarantor”).

RECITALS:

WHEREAS, Borrower wishes that the Commitments of the Lenders under the Margin Loan Agreement increase by an aggregate amount of $200,000,000.

WHEREAS, each financial institution identified on the signature pages hereto as a “Lender” has agreed severally, on the terms and conditions set forth herein and in the Margin Loan Agreement, to provide such incremental Commitments.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Margin Loan Agreement has the meaning assigned to such term in the Margin Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Margin Loan Agreement shall, after this Amendment becomes effective, refer to the Margin Loan Agreement as amended hereby. For the avoidance of doubt, after the Amendment No. 2 Effective Date (as defined below), any references to “date hereof,” or “date of this Agreement,” in the Margin Loan Agreement, shall continue to refer to December 21, 2012.

SECTION 2. Amendments to Margin Loan Agreement. Effective on and as of the Amendment No. 2 Effective Date:

(a) Section 1.01 of the Margin Loan Agreement is hereby amended by

(i) amending and restating the definitions of the following terms to read as follows:

“Adjusted Initial Basket” means, as of the Amendment No. 2 Effective Date, a number of TGP Shares and TOO Shares equal to the Initial Basket (after giving effect to Amendment No. 2), which number shall from time to time be (x) reduced by the number of TGP Shares or TOO Shares, as the case may be, released pursuant to Section 2.10(b) or Section 2.10(c) and (y) increased by the number of any additional TGP Shares or TOO Shares, as the case may be, pledged by Borrower pursuant to Section 2.10(c) that constitute Eligible Collateral; provided that neither the number of TGP Shares nor the number of TOO Shares in the Adjusted Initial Basket may be so increased to exceed the number of TGP Shares or TOO Shares, respectively, in the Initial Basket (after giving effect to Amendment No. 2).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances hereunder, as reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.09. The amount of each Lender’s Commitment is such Lender’s Aggregate Commitment, or is the amount set forth opposite such Lender’s name on the signature page in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Initial Basket” means (a) as of any date prior to the Amendment No. 1 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral immediately prior to the first Borrowing hereunder, (b) as of any date from and after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 1 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 1 and (c) as of any date from and after the Amendment No. 2 Effective Date, the number of TGP Shares and the number of TOO Shares constituting Eligible Collateral on the Amendment No. 2 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 2.

“Initial Share Collateral Value” means (a) as of any date prior to the Amendment No. 1 Effective Date, the Share Collateral Value as of December 21, 2012, (b) as of any date from and after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, the Share Collateral Value as of the Amendment No. 1 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 1 and (c) as of any date from and after the Amendment No. 2 Effective Date, the Share Collateral Value as of the Amendment No. 2 Effective Date after giving effect to the additional pledge referred to in Section 4(b) of Amendment No. 2.

“Preliminary Share Collateral Trigger Event” means that, at any time, the aggregate Collateral Value of the Adjusted Initial Basket is less than 60% of the Initial Share Collateral Value.

“Scheduled Maturity Date” means January 2, 2018.

and

(ii) inserting the following terms in the appropriate alphabetical order:

“2014 Incremental Commitment” means, with respect to any Lender, the amount set forth opposite such Lender’s name on its signature page to Amendment No. 2.

“Aggregate Commitment” means, with respect to any Lender, the sum of (a) such Lender’s Original Commitment, (b) such Lender’s Incremental Commitment and (c) such Lender’s 2014 Incremental Commitment.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of December 19, 2014 among Borrower, the Lenders party thereto, Administrative Agent and Guarantor.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Amendment No. 2 Structuring Fee” has the meaning specified in Schedule 1.01(b).

“Commitment Fee Calculation Date” means each March 19, June 19, September 19 and December 19 of each year, commencing on March 19, 2015; provided that if any Commitment Fee Calculation Date is not a Business Day, then such Commitment Fee Calculation Date shall be postponed to the next succeeding Business Day.

“Commitment Fee Calculation Period” means each period from the calendar day immediately following a Commitment Fee Calculation Date to the next succeeding Commitment Fee Calculation Date; provided that (i) the first Commitment Fee Calculation Period shall commence on the Amendment No. 2 Effective Date and (ii) the final Commitment Fee Calculation Period shall end on the Business Day immediately preceding the Final Maturity Date.

“Commitment Fee Rate” has the meaning specified in Schedule 1.01(b).

“Utilization” means, with respect to any Lender for any calendar day, (i) the total outstanding principal amount of Advances made by such Lender as of such calendar day divided by (ii) the Aggregate Commitment for such Lender, expressed as a percentage.

and

(iii) deleting the definitions of “Incremental Commitment Fee Rate” and “Original Commitment Fee Rate” in their entirety.

(b) Section 2.08(a) is hereby amended by (i) replacing the word “and” before “(iii)” in the first sentence thereof with a comma and (ii) inserting the following after the word “invoiced” and before the period in the first sentence thereof:

, (iv) on January 7, 2015, Borrower shall pay to Administrative Agent for the account of each Lender the Amendment No. 2 Structuring Fee and (v) on the Amendment No. 2 Effective Date, shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Amendment No. 2 Effective Date shall be due and payable three Business Days following the date they are invoiced

(c) Section 2.08(b) is hereby amended and restated in its entirety to read as follows:

(b) Borrower shall pay to Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the first Business Day following the end of each Commitment Fee Calculation Period in an amount equal to the sum, for each calendar day that falls in both (x) such Commitment Fee Calculation Period and (y) the Commitment Fee Period, of the product of (i) the undrawn portion of the Aggregate Commitment for such Lender on such day, (ii) the Commitment Fee Rate with respect to such Lender for such day and (iii) 1/360. The Commitment Fee shall accrue at all times during the Commitment Fee Period (but not, for the avoidance of doubt, during any Commitment Unavailability Period), including at any time during which one or more of the conditions in Article 4 is not met. Administrative Agent shall notify Borrower no later than the Business Day prior to any date on which the accrued Commitment Fee is payable of the amount of such Commitment Fee due on such payment date; provided that if Administrative Agent gives Borrower such notice after such deadline, such accrued Commitment Fee shall be due and payable on the Business Day following the date Administrative Agent delivers such notice.

(d) Schedule 1.01(b) to the Margin Loan Agreement is hereby amended by

(i) inserting the following terms in the appropriate alphabetical order:

“Amendment No. 2 Structuring Fee” means a fee payable on January 7, 2015 by Borrower to Administrative Agent for the account of each Lender, as consideration for the agreements of the Lenders under Amendment No. 2, equal to 0.90% of the Aggregate Commitment of such Lender.

“Commitment Fee Rate” means, with respect to any Lender for any calendar day, the rate per annum determined by reference to the table below, based on the Utilization with respect to such Lender for such calendar day.

Utilization	Commitment Fee Rate

Less than 15%	1.50% per annum

15% or greater, but less than 30%	1.25% per annum

30% or greater, but less than 45%	1.00% per annum

45% or greater, but less than 60%	0.75% per annum

60% or greater, but less than 75%	0.50% per annum

75% or greater	0.25% per annum

and

(ii) amending and restating the definitions of the following terms to read as follows:

“Initial LTV Ratio” means twenty-seven and one-half percent (27.5%).

“Make Whole Amount” means, if Borrower elects to terminate the Commitments (i) on or prior to the date that is 12 calendar months following the Amendment No. 2 Effective Date, 2.25% of the total Commitments, (ii) after the date that is 12 calendar months following the Amendment No. 2 Effective Date but on or prior to the date that is 24 calendar months following the Amendment No. 2 Effective Date, 1.50% of the sum of the total Original Commitments and the total Incremental Commitments (for the avoidance of doubt, not including the 2014 Incremental Commitments), (iii) after the date that is 24 calendar months following the Amendment No. 2 Effective Date but on or prior to the date that is 36 calendar months following the Amendment No. 2 Effective Date, 0.75% of the sum of the total Original Commitments and the total Incremental Commitments (for the avoidance of doubt, not including the 2014 Incremental Commitments).

“Spread” means 3.95% per annum.

and

(iii) deleting the definitions of “Incremental Commitment Fee Rate” and “Original Commitment Fee Rate” in their entirety.

SECTION 3. Representations of Borrower and Guarantor.

(a) Borrower represents and warrants that:

(i) each of the representations and warranties made by Borrower in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 2 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);

(ii) no Default or Event of Default has occurred and is continuing on and as of the Amendment No. 2 Effective Date after giving effect hereto;

(iii) the execution, delivery and performance of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate and, if required, shareholder action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(iv) the execution, delivery and performance of this Amendment (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to register and/or perfect Liens created pursuant to the Margin Loan Documents, (2) will not violate any Law applicable to Borrower, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (4) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Margin Loan Documents.

(b) Guarantor represents and warrants that:

(i) each of the representations and warranties made by Guarantor in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 2 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);

(ii) Guarantor has the capacity and has taken all action, and no consent of any Person is required, for it to execute and comply with its obligations under this Amendment;

(iii) this Amendment constitutes Guarantor’s legal, valid and binding obligations enforceable against Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors’ rights generally; and

(iv) the execution by Guarantor of this Amendment and its compliance with this Amendment will not involve or lead to a contravention of:

(A) any law or regulation;

(B) the constitutional documents of Guarantor; or

(C) any contractual or other obligation or restriction which is binding on Guarantor or any of its assets.

SECTION 4. Conditions to the Amendment No. 2 Effective Date. This Amendment shall become effective as of December 19, 2014 (the “Amendment No. 2 Effective Date”) so long as each of the following conditions shall have been satisfied on or prior to such date:

(a) Administrative Agent shall have received each of the following documents, duly executed, each dated on or prior to the Amendment No. 2 Effective Date, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:

(i) duly executed counterparts of this Amendment;

(ii) (x) certificate of Borrower, dated on or prior to the Amendment No. 2 Effective Date and executed by any Director, Officer or the Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and (B) contain appropriate attachments, including the Organization Documents of Borrower (which shall be substantially in the form of Exhibit K to the Margin Loan Agreement), certified by the relevant authority of the jurisdiction of organization of Borrower, and a Certificate of Compliance for Borrower, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers authorized to sign this Amendment;

(iii) a solvency certificate from a Responsible Officer for Borrower in form and substance substantially similar to the solvency certificate delivered in connection with the Closing Date;

(iv) legal opinion of Latham & Watkins LLP, special New York counsel to Borrower; and legal opinion of Alexanders, Bermuda counsel to Borrower; each in form and substance substantially similar to those delivered in connection with the Closing Date (but with respect to this Amendment);

(v) for Borrower, the results of a recent lien search in Borrower’s jurisdiction of organization and, if different, Borrower’s “location” (determined as provided in UCC Section 9-307) and each of the jurisdictions where assets of Borrower are located, and such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02 of the Margin Loan Agreement;

(vi) the most recent account statements of Borrower with respect to each asset owned by Borrower, to the extent any such account statements have been prepared, and a certificate of a Responsible Officer, dated as of the Amendment No. 2 Effective Date, (1) certifying that the aforementioned account statements, if any, are true, correct and complete and (2) containing a list of all Indebtedness, tax liabilities and/or commitments of Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list (which shall be considered “Borrower Financial Statements” for purposes of the Margin Loan Agreement); and

(b) on or prior to the Amendment No. 2 Effective Date, Borrower shall have pledged an additional 11,708,274 TGP Shares and an additional 11,809,468 TOO Shares by depositing such additional Shares into the Collateral Account pursuant to Section 2.10(c) of the Margin Loan Agreement, for a total of 25,208,274 TGP Shares and a total of 23,809,468 TOO Shares in the Collateral Account as of the Amendment No. 2 Effective Date;

(c) the representations and warranties set forth in Section 3 above shall be true and correct on and as of the Amendment No. 2 Effective Date after giving effect hereto;

(d) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date; and

(e) all documented fees required to be paid under the Margin Loan Documents on or before the Amendment No. 2 Effective Date, including the Lender Expenses invoiced prior to the Amendment No. 2 Effective Date, shall have been paid.

SECTION 5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

SECTION 6. Confirmation of Guarantees and Security Interests. By signing this Amendment each of Borrower and Guarantor hereby confirms that the obligations of Borrower and Guarantor under the Margin Loan Agreement as modified or supplemented hereby and the other Margin Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents, (ii) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of the Margin Loan Agreement, the Security Agreement and all other Margin Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects (giving effect to the amendments set forth herein). Each Obligor ratifies and confirms that all Liens granted, conveyed, or assigned to Collateral Agent by such Person pursuant to any Margin Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as modified hereby.

SECTION 7. Margin Loan Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Margin Loan Agreement or any other Margin Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document in similar or different circumstances. For the avoidance of doubt, this Amendment shall not affect amounts (including without limitation Commitment Fees or Spread) accrued, due or payable prior to the Amendment No. 2 Effective Date.

SECTION 8. Miscellaneous. This Amendment shall constitute a Margin Loan Document for all purposes of the Margin Loan Agreement and the other Margin Loan Documents. The provisions of this Amendment are deemed incorporated into the Margin Loan Agreement as if fully set forth therein. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

Borrower:

TEEKAY FINANCE LIMITED, as Borrower

By:	/s/ Edith Robinson
Name: Edith Robinson
Title: President

Guarantor:

TEEKAY CORPORATION, as Guarantor

By:	/s/ Vincent Lok
Name: Vincent Lok
Title: Chief Financial Officer

[Signature Page to Amendment No.2]

CITIBANK, N.A., as Administrative Agent

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Amendment No.2]

2014 Incremental Commitment: $100,000,000	CITIBANK, N.A., as a Lender

	By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

[Signature Page to Amendment No.2]

2014 Incremental Commitment: $100,000,000	J.P. MORGAN SECURITIES LLC, as agent for JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

	By:	/s/ Jason Shrednick
Name: Jason Shrednick
Title: Authorized Signatory

[Signature Page to Amendment No.2]